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                                                                    EXHIBIT 99.3



                              Susquehanna Media Co.

                              Offer to Exchange its
                    8 1/2% Senior Subordinated Notes Due 2009
           Which Have Been Registered Under the Securities Act of 1933
                       For Any and All of its Outstanding
                    8 1/2% Senior Subordinated Notes Due 2009

TO OUR CLIENTS:

         Enclosed for your consideration is a prospectus, dated _________, 1999 (the "prospectus"), and a form of Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "exchange offer") of Susquehanna Media Co. ("Susquehanna Media") to exchange its 8 1/2% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933 (the "exchange notes"), for any and all of its outstanding 8 1/2% Senior Subordinated Notes due 2009 (the "outstanding notes"), upon the terms and subject to the conditions described in the prospectus and the Letter of Transmittal. The exchange offer is being made in order to satisfy certain of Susquehanna Media's obligations contained in the Registration Rights Agreement dated as of May 12, 1999, among Susquehanna Media, First Union Capital Markets Corp., and Banc of America Securities LLC (formerly NationsBanc Montgomery Securities LLC).

         This material is being forwarded to you as the beneficial owner of the outstanding notes carried by us in your account but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the outstanding notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the outstanding notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on _________, 1999, unless extended by Susquehanna Media (the "expiration date"). Any outstanding notes tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the prospectus and the Letter of Transmittal, at any time prior to the expiration date.

         If you wish to have us tender your outstanding notes, please so instruct us by completing, executing and returning to us the instruction form included with this letter.

         THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OUTSTANDING NOTES.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

         The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein, including the prospectus and the accompanying form of Letter of Transmittal, relating to the exchange offer made by Susquehanna Media Co. with respect to its outstanding notes.

         This will instruct you as to the action to be taken by you relating to the exchange offer with respect to the outstanding notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the Letter of Transmittal.

         The aggregate principal amount of the outstanding notes held by you for the account of the undersigned is (fill in amount):

         $ __________ of the 8 1/2% Senior Subordinated Notes due 2009

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

[ ] To TENDER the following outstanding notes held by you for the account of the undersigned (insert aggregate principal amount at maturity of outstanding notes to be tendered, in integral multiples of $1,000):

         $ __________ of the 8 1/2% Senior Subordinated Notes due 2009

[ ] NOT to tender any outstanding notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender the outstanding notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations, warranties and agreements contained in the Letter of Transmittal that are to be made with respect to the undersigned as beneficial owner.

                                    SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Telephone Number:_______________________________________________________________

Taxpayer Identification or Social Security Number(s):___________________________

Date:___________________________________________________________________________


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         None of the outstanding notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the outstanding notes held by us for your account.


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